UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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CHINA WATER AND DRINKS INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT OF CHINA WATER AND DRINKS INC.

17, J Avenue
Yijing Garden, Aigua Road
Loubo District, Shenzhen City, PRC

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF CHINA WATER AND DRINKS, INC.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND A PROXY TO THE COMPANY

This Information Statement is being mailed or furnished to the stockholders of China Water and Drinks Inc., a Nevada corporation (the “Company”), in connection with the authorization by unanimous written consent of the corporate action described below by the Company’s Board of Directors on May 30, 2007, and the subsequent approval of such corporate action by the written consent, dated May 30, 2007, of those stockholders of the Company entitled to vote 48,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing 68.86% of the voting stock outstanding on such date. Accordingly, all necessary corporate approvals required pursuant to the Nevada General Corporation Law in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement will be mailed or furnished to the stockholders of record of the Company on May 30, 2007. The Information Statement is first being mailed or furnished to the stockholders of the Company on or about June 19, 2007, and the amendments described herein shall not become effective until at least 20 days thereafter.

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

The following corporate action was unanimously authorized and approved by the written consent of the Board of Directors of the Company on May 30, 2007, a copy of which is attached hereto as APPENDIX A and by the written consent of holders entitled to vote at least a majority of the outstanding Common Stock on May 30, 2007, a copy of which is attached as APPENDIX B.

1. The approval of an amendment (the “Amendment”) to the Company’s Articles of Incorporation, a copy of which is attached hereto as APPENDIX C, (i) to increase the number of authorized shares of the capital stock of the Company to 155,000,000; (ii) to designate 150,000,000 shares of the capital stock as Common Stock; and (iii) to designate 5,000,000 shares of the capital stock as Preferred Stock which may be issued in one or more series or classes as designated by the Board of Directors, from time to time, without the approval of the stockholders.

The reasons for, and general effect of, the amendment to the Company’s Articles of Incorporation is described in “ACTION 1 — AMENDMENT INCREASING THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK AND THE AUTHORIZATION OF PREFERRED STOCK,” below.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Company’s Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about June 19, 2007, and the amendments described herein will not become effective until at least 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Secretary, Chen Xing Hua at the address of the Company’s principal executive offices located at 17 J Avenue, Yijing Garden, Aigua Road, Loubo District, Sheazhen City, PRC Telephone No. (86) 0755-2522-6332.

APPROVAL REQUIREMENTS; NEVADA LAW

Section 78.390 of the Nevada General Corporation Law (the “NGCL”) provides that every amendment to the Company’s Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Under the Company’s bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company’s Articles of Incorporation and the Bylaws. Section 78.320 of the NGCL provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s Articles of Incorporation nor its By-Laws prohibit the taking of action by its Board of Directors of stockholders by written consent. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s Board of Directors obtained the written consent of the holders of a majority in the interest of the Company’s voting stock, which voting stock is comprised of the Common Stock. Section 78.320 of the NCGL provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

VOTING SECURITIES AND INFORMATION ON CONSENTING STOCKHOLDERS

As of May 30, 2007, there were 70,000,000 shares of Common Stock outstanding, of which 35,000,001 are required to approved the stockholder resolution approving the action described herein. Each share of Common Stock is entitled to one vote for each share held by such holder. The consenting stockholders voted in favor of the Amendment in a written consent dated May 30, 2007. attached hereto as APPENDIX C. The consenting stockholders are collectively the record and beneficial owners of 48,200,000 shares of Common Stock, which represents 68.86% of the issued and outstanding shares of the Company’s Common Stock. No consideration was paid for the consent. The names of the consenting stockholders and the number of shares of Common Stock with respect to which such consent was given is as follows:

Name	Number of Shares for Which Consent was Given	Percentage
Xu Hong Bin	36,000,000	51.43%
Xing Hua Chen	12,200,000	17.43%

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 30, 2007, certain information concerning the beneficial ownership of our Common Stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Fully Diluted Shares Outstanding After the Share Exchange
Hong Bin, Xu 17, J Avenue Yijing Garden, Aiguo Road, Louhu District, Shenzhen City, PRC	36,000,000	51.43%
Xing Hua, Chen, Chief Executive Officer and Director Hua Qiao City, Jin Xiu Apartments #202, Nan Shan District, Shen Zhen, China 518000	12,200,000	17.43%
Qiu Xia, Liang, Director Luo Hu Area, Lian Tang, Xian Tai Road, Hui Lai Ya Ju, Block 1 #602, Shen Zhen, China 518000	0	*
Tak Kau, Ng Zhong San 7th Road, Xi Meng Square, Block 2 #1506, Guang Zhou, China 510000	6,000,000	8.57%
Shu Xing, Jin Guang Hua 3rd Street, He Yi 3rd Street, 5th Floor, #21-501, China 510000	3,500,000	5%
Total Held by Directors and Executive Officers (two individuals)	12,200,000	17.43%

(1)	Unless otherwise noted, the Registrant believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within sixty (60) days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within sixty (60) days of the date indicated above, have been exercised. To date, the Registrant has not granted any options, warrants or any other form of securities convertible into its common stock.

* Less than one percent.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of holders entitled to vote at least a majority of the outstanding shares of Common Stock of the Company:

AMENDMENT TO ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

General

The Board of Directors adopted by unanimous written consent dated May 30, 2007, a resolution to amend the Company’s Article’s of Incorporation to increase the number of authorized shares of Common Stock of the Company. The holders of more than a majority of the outstanding shares of the Company’s Common Stock approved by written consent dated May 30, 2007, a resolution to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company. The Company is currently authorized to issue 75,000,000 shares of capital stock, of which 70,000,000 shares are designated as shares of Common Stock and 5,000,000 shares are designated as shares of Preferred Stock. The Amendment to the Company's Articles of Incorporation in the form attached hereto as Appendix C, increases the authorized shares of the Company's capital stock from 75,000,000 shares to 155,000,000 shares, of which 150,000,000 shall be designated as Common Stock and 5,000,000 shares shall be designated as Preferred Stock. Of the 70,000,000 shares of Common Stock currently authorized, all 70,000,000 shares of Common Stock are issued and outstanding.

Section 4.01 of the Company’s Articles of Incorporation will be amended to read as follows:

“Section 4.01 — Number and Class: The total number of shares of authorized capital stock that may be issued by the Company is ONE HUNDRED FIFTY-FIVE MILLION (155,000,000), of which ONE HUNDRED FIFTY MILLION (150,000,000) shares are Common Stock, par value of $0.001, and FIVE MILLION (5,000,000) shares are Preferred Stock, par value of $0.001. Shares of Preferred Stock may be issued, from time to time, in one or more series as may be established from time to time by resolution of the Board of Directors, each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolutions of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock. The Board of Directors is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

Purpose of Amendment

On May 31, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”) for the sale of an aggregate of 4,477,612 shares of Series A Convertible Preferred Stock, par value of $0.001 per share (“Series A Preferred”) with a stated value equal to $6.70 per share (the “Share Sale”) for aggregate gross proceeds equal to $30,000,000 in a series of transactions exempt from registration under the Securities Act of 1933, as amended. The Share Sale was consummated on June 4, 2007.

Each share of Series A Preferred is convertible into five (5) shares of the Company’s Common Stock, subject to adjustment. The shares of Series A Preferred shall be converted into shares of the Common Stock on the second trading day following the filing with the State of Nevada of the Amendment to the Company’s Articles of Incorporation.. The Securities Purchase Agreement provides that the Company will cause the Amendment to be filed with the State of Nevada by no later than the date which is forty five (45) days after the consummation of the Share Sale. Upon conversion in full of the Series A Preferred, 22,388,060 shares of Common Stock shall be issued to the purchasers of the Series A Preferred.

Except as disclosed above, the Company has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock. However, the increase in the Company’s authorized Common Stock may give the Company the flexibility, in the future, to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. The additional authorized shares could also be used by the Company, in the future, to raise cash through sales of stock to public and private investors. The Company could also use the additional authorized shares for general corporate purposes such as stock dividends as well as for the possible issuance of shares pursuant to employee benefit or compensation programs or plans. To the extent that additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions.

Effect of the Increase

The increase in authorized capital stock will not have any immediate effect on the rights of existing stockholders, other than the decrease in the existing stockholders’ current percentage equity that will result upon the conversion of the Series A Preferred. The Board of Directors will, however, have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may also decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by its stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Effective Date

Under applicable federal securities laws, the Amendment cannot be effective until at least 20 calendar days after this Information Statement distributed to the Company’s stockholders. The Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement is mailed to the Company’s stockholders.

Dissenters’ Rights of Appraisal

The NGCL does not provide for dissenters’ or appraisal rights in connection with the increase of authorized shares of the Company’s capital stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

June 18, 2007

APPENDIX A

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF CHINA WATER AND DRINKS INC.

The undersigned, being all of the members of the board of directors (the “Board”) of China Water and Drinks Inc., formerly known as UGODS, Inc. a Nevada corporation (the “Company”), hereby consent, pursuant to Section 78.315 of the General Corporation Law of Nevada, to the adoption of the following resolutions taking or authorizing the actions specified therein without a meeting:

[Additional Resolutions Intentionally Omitted]

Certificate of Amendment

RESOLVED, that the Board hereby approves the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit B authorizing (i) an increase of the number of shares of capital stock of the Company to 155,000,000; (ii) 150,000,000 shares of the capital stock as Common Stock; and (iii) 5,000,000 shares of the capital stock as Preferred Stock which may be issued in one or more series or classes as designated by the Board, from time to time, without the approval of the stockholders of the Company.

[Additional Resolutions Intentionally Omitted]

General Authorization and Ratification

RESOLVED, that as used in the foregoing resolutions, the term “the proper officers” of the Company shall mean the Chief Executive Officer, the President and the Chief Financial Officer of the Company, and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Company; and that the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions; and be it further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

This Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 30th day of May, 2007

/s/ Chen Xing Hua
Chen Xing Hua

/s/ Liang Qiu Xia
Liang Qiu Xia

[Exhibits Omitted]

APPENDIX B

WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS
OF CHINA WATER AND DRINKS INC.

The undersigned, constituting a majority of the stockholders (collectively, the “Stockholders”) of China Water and Drinks, Inc. a Nevada corporation (the “Company”), do hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, the Board of Directors of the Company, having considered increasing the number of authorized shares of capital stock to 155,000,000 (the “Capital Stock”), deem it advisable and in the best interests of the Company and its Stockholders that increase the authorized capital stock by filing Articles of Amendment to the Articles of Incorporation.

WHEREAS, the Board of Directors of the Company, having considered reserving shares of the Capital Stock as classes of common stock and preferred stock, deem it advisable and in the best interests of the Company and its Stockholders that designate such classes of Capital Stock by filing Articles of Amendment to the Articles of Incorporation.

WHEREAS, the Board of Directors of the Company, have deemed it in the best interest of the Company to amend and restate the bylaws of the Company.

NOW, THEREFORE, BE IT

RESOLVED, that, the Board of Directors of the Company may increase the number of authorized shares of Capital Stock of the Company to 155,000,000; and be it further

RESOLVED, that, the Board of Directors of the Company may authorize for issuance ONE HUNDRED FIFTY MILLION (150,000,000) shares of the Capital Stock as Common Stock, par value of $0.001, and FIVE MILLION (5,000,000) shares of the Capital Stock as a class of Preferred Stock, par value of $0.001, which may be issued in one or more series or classes as designated by the Board of Directors, from time to time, without the approval of the stockholders; and be it further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute all such further documents, certificates or instruments, and to take all such further action, as any such officer may deem necessary, proper, convenient or desirable in order to carry out each of the foregoing resolutions and fully to effectuate the purposes and intents thereof, and that all actions taken by the officers of the Company to date, in connection with the foregoing resolutions or otherwise, are hereby in all respects confirmed, ratified and approved.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 30th day of May, 2007.

/s/ Xu Hong Bin
Name: Xu Hong Bin

No. of Shares: 36,000,000

/s/ Xing Hua Chen
Name: Xing Hua Chen

No. of Shares: 12,200,000

APPENDIX C

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)
–Remit in Duplicate-

1. Name of corporation: China Water and Drinks Inc.

2. The articles have been amended as follows (provide article numbers, if available):

“Section 4.01 — Number and Class: The total number of shares of authorized capital stock that may be issued by the Company is ONE HUNDRED FIFTY-FIVE MILLION (155,000,000), of which ONE HUNDRED FIFTY MILLION (150,000,000) shares are Common Stock, par value of $0.001, and FIVE MILLION (5,000,000) shares are Preferred Stock, par value of $0.001. Shares of Preferred Stock may be issued, from time to time, in one or more series as may be established from time to time by resolution of the Board of Directors, each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolutions of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock. The Board of Directors is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority.*

4. Effective date of filing (optional): upon filing.

5. Officer Signature:	/s/ Chen Xing Hua Chen Xing Hua, Chief Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.